AMENDMENT, dated November 20, 1997 to the May 1, 1996 custody agreement ("Agreement"), between those registered investment companies listed on Schedule A to the Agreement (each a "Customer"), having a place of business at 1818 Market Street, Philadelphia, PA 19103 and The Chase Manhattan Bank ("Bank"), having a place of business at 270 Park Ave., New York, N.Y. 10017-2070.

     It is hereby agreed as follows:

     Section 1. Except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

     Section 2. The Agreement is amended by deleting the mutual fund rider thereto and inserting, in lieu thereof, the following mutual fund rider:

     1. Add a new Section 15 to the Agreement as follows:

     15.  COMPLIANCE WITH SEC RULE 17F-5 ("RULE 17F-5").

     (a) Customer's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Bank, and Bank hereby accepts the delegation to it, of the obligation to perform as Customer's "Foreign Custody Manager" (as that term is defined in Rule 17f-5(a)(2)) adopted under the Investment Company Act of 1940 ("Act"), as amended ("1940 Act"), the following responsibilities in a manner consistent with Rule 17f-5, to: (i) select Eligible Foreign Custodians (as that term is defined in Rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been made exempt pursuant to an SEC exemptive order); (ii) enter into written contracts with such Eligible Foreign Custodians that are banks or trust companies and with Eligible Foreign Custodians that are "Securities Depositories" (as defined in Rule 17f-5(a)(6)) and that are not Compulsory Depositories (as defined below) where the Depository has such a contract; and (iii) to monitor the appropriateness of maintaining Assets of the series of the Customer with such Eligible Foreign Custodians; provided that, Bank shall not be responsible for these duties with respect to any compulsory Securities Depository ("Compulsory Depository"). A Compulsory Depository shall mean a Securities Depository or clearing agency the use of which is compulsory because: (1) its use is required by law or regulation or (2) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the Depository serves. Compulsory Depositories used by Chase as of the date hereof are set forth in Appendix 1-A hereto. Appendix 1-A may be amended on notice to Customer from time to time. In that connection, Bank shall notify Customer promptly of pending changes to Appendix 1-A.

     (b) In connection with the foregoing, Bank shall:
     (i) provide written reports to Customer's Board upon the placement of Assets with a particular Eligible Foreign Custodian and of any Material Change (as defined below) in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements (and until further notice from Customer such reports shall be provided within 30 days after Bank becomes aware of any such Material Change. For purposes of the foregoing, a Material Change shall include, but shall not be limited to, Bank's decision to remove Customer's Assets from a particular Eligible Foreign Custodian, an event that has a material adverse affect on an Eligible Foreign Custodian's financial or operational strength, any non-compliance by an Eligible Foreign Custodian with a "Material Term" of Bank's subcustodian agreement with such Eligible Foreign Custodian (as defined below) or any failure by an Eligible Foreign Custodian to meet the requirements for its status as such under Rule 17f-5. A Material Term shall mean a term which provides that (a) the Customer will be adequately indemnified or its Assets adequately insured, or an adequate combination thereof, in the event of loss; (b) the Assets of the Series will not be subject to any right, charge, security interest, lien or claim of any kind in favor of an Eligible Foreign Custodian or such Eligible Foreign Custodian's creditors, except a claim of payment for their safe custody or administration, or in the case of cash deposits, liens or rights in favor of creditors of the Eligible Foreign Custodian arising under bankruptcy, insolvency or similar laws; (c) beneficial ownership for the Assets of the Series will be freely transferable without the payment of money or value other than for safe custody or administration of the Assets of the Series; (d) adequate records will be maintained identifying the Assets as belonging to the Customer or the Series or as being held by a third party for the benefit of the Customer or the Series;
     (e) the independent auditors for the Customer will be given access to those records or confirmation of the contents of those records; and (f) the Customer will receive periodic reports with respect to the safekeeping of the Series' Assets, including, but not necessarily limited to, notification of any transfer to or from the Customer's account or a third party account containing Assets held for the benefit of the Customer. In addition, in the event that a contract with an Eligible Foreign Custodian does not include any or all of the terms described in (a) through (f) of this paragraph 15(b)(i), a Material Term shall mean a term which, in the Bank's judgment, if not complied with, would cause the contract not to provide the same or greater level of care and protection for Customer's Assets than if the contract contained the provisions described in (a) through (f) of this paragraph 15(b)(i).

     (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of Assets would exercise;

     (iii) in selecting an Eligible Foreign Custodian, first have determined that Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv);

     (iv) determine that the written contract with the Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a Securities Depository or clearing agency, such contract, the rules or established practices or procedures of the depository, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for Assets based on the standards applicable to custodians in the relevant market.

     (v) have established a system to monitor the continued appropriateness of maintaining Assets with particular Eligible Foreign Custodians based on the standards set forth herein and of the governing contractual arrangements based on the standards set forth in Rule 17f-5(c)(2), as it may be amended from time to time.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain Assets on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract which either contains the terms described in Rule 17f-5(c)(2)(i) or which, in lieu of any or all of the terms described in Rule 17f-5(c)(2)(i), contains such other provisions which the Bank determines will provide in their entirety, the same or a greater level of care and protection for the Customer's Assets as the provisions of Rule 17f-5(c)(2)(i) in their entirety. The written contract shall be in such form as deemed appropriate by Bank. In addition, with respect to Eligible Foreign Custodians that are non-compulsory Securities Depositories, reliance may be had on such a contract, the rules or established practices and procedures of such Depository or any combination thereof.

     (c) Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC which are applicable to Fund's business or which have been granted to Fund. Bank shall advise Customer of any exemptive orders which it obtains which may have an impact on Bank's relationship with Customer.

     (d) Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that:
(1) the Assets being placed and maintained in Bank's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager. Nothing contained herein shall require Bank, on Customer's behalf, to make any selection regarding countries in which Customer invests or to engage in any monitoring of Customer's decision to invest in any particular country in which Bank selects , contracts and monitors Eligible Foreign Custodians, as Customer's Foreign Custody Manager pursuant to the Agreement.

     (e) Bank shall provide to Customer such information as is specified in Appendix 1-B hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures, but is not intended to influence Customer's investment decisions; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information except to the extent that Bank was negligent in selecting the sources of such information.

     2. Add the following after the first sentence of Section 3 of the Agreement:

     At the request of Customer, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian that is either a bank or a non-Compulsory Depository where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects not to add any such entity.


     3. Add the following language to the end of Section 3 of the Agreement:

     The term Subcustodian as used herein shall mean the following:

     (a) a "U.S. Bank," which shall mean a U.S. bank as defined in Rule 17f-5(a)(7); and
     (b) with respect to Securities for which the primary market is outside the U.S. an "Eligible Foreign Custodian," shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, (ii) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; (iii) a Securities Depository or clearing agency (other than a Compulsory Depository), incorporated or organized under the laws of a country other than the United States, that acts as a system for the central handling of securities or equivalent book-entries in that country and that is regulated by a foreign financial regulatory autho rity as defined under section 2(a)(50) of the 1940 Act, (iv) a Securities Depository or clearing agency organized under the laws of a country other than the United States that acts as a transnational system ("Transnational Depository") for the central handling of securities or equivalent book-entries, and (v) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

     The term Subcustodian as used in Section 12(a)(i) (except the last sentence thereof) shall not include any Eligible
     Foreign Custodians as to which Bank has not acted as Foreign
     Custody Manager, any Compulsory Depository and any
     Transnational Depository.

     4. Add the following after the word "administration" at the end of Subsection 4(d)(i): "or, in the case of cash deposits, liens or rights in favor of creditors of Subcustodian arising under bankruptcy, insolvency, or similar laws".

     5. Delete all of Subsection 4(e) after the word "located" in (ii) thereof and add the word "and" between "Subcustodian" and "(ii)".

                        *********************

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Customer                                 THE CHASE MANHATTAN BANK

By: /s/ Michael P. Bishof                By: /s/ Rosemary M. Stidmon

Name: Michael P. Bishof                  Name: Rosemary M. Stidmon

Title: Senior Vice President/            Title: Vice President
       Treasurer

Date: Nov. 20, 1997                      Date: Nov. 20, 1997



                                 APPENDIX A

Delaware Group Adviser Funds, Inc.
     U.S. Growth Fund
     Overseas Equity Fund
     New Pacific Fund

Delaware Group Equity Funds I, Inc.
     Delaware Fund
     Devon Fund

Delaware Group Equity Funds II, Inc.
     Blue Chip Fund
     Quantum Fund

Delaware Group Equity Funds IV, Inc.
     DelCap Fund
     Capital Appreciation Fund

Delaware Group Equity Funds V, Inc.
     Retirement Income Fund
     Small Cap Value Fund

Delaware Pooled Trust, Inc.
     The International Equity Portfolio
     The International Fixed Income Portfolio
     The Global Equity Portfolio
     The Global Fixed Income Portfolio
     The High-Yield Bond Portfolio
     The Labor Select International Equity Portfolio
     The Real Estate Investment Trust Portfolio
     The Real Estate Investment Trust Portfolio II
     The Emerging Markets Portfolio

Delaware Group Global & International Funds, Inc.
     Emerging Markets Series
     Global Assets Series
     Global Bond Series
     Global Equity Series
     International Equity Series
     International Small Cap Series


APPENDIX A CON'T



Delaware Group Premium Fund, Inc.
     Convertible Securities Series
     Devon Series
     Emerging Markets Series
     Quantum Series
     Strategic Income Series
     Global Bond Series
     DelCap Series
     International Equity Series
     Delaware Series
     Value Series

Voyageur Mutual Funds III, Inc.
     Tax-Efficient Equity Fund



Dated:  November 20,  1997



                             Appendix 1-A

                         COMPULSORY DEPOSITORIES


Argentina     Caja de Valores                    Equity, Corporate &
                                                 Government Debt

Australia     Austraclear Ltd.                   Corporate Debt, Money
                                                 Market & Semi-
                                                 Government Debt

              CHESS                              Equity
              (Clearing House Electronic Sub-
              register System)

              RITS                               Government Debt
              (Reserve Bank Information and
              Transfer System)

Austria       Oesterreichische Kontrolbank AG    Equity, Corporate +
                                                 Government Debt

Belgium       CIK                                Equity + Corporate
              (Caisse Interprofessionnelle de    Debt
              Depots et de Virements de Titres)

              Banque Nationale de Belgique       Treasury Bills +
                                                 Government Debt

Brazil        BOVESPA                            Equity
              (Bolsa de Valores de Sao Paolo)

              BVRJ                               Equity
              (Bolsa de Valores de Rio de
              Janeiro)

Canada        CDS                                Equity, Corporate +
              (Canadian Depository for           Government Debt
              Securities)

China,        SSCCRC                             Equity
Shanghai      (Shanghai Securities Central
              Clearing and Registration Corp.)

China,        SSCC                               Equity
Shenzhen      (Shenzhen Securities
              Registration Co., Ltd.)

Czech         SCP                                Equity + Long-Term
Republic      (Securities Center)                Government Debt

              TKD                                Treasury Bills +
              (Trh Kratkododich Dlluhopisu or    Money Market
              Short-Term Bond Market)

Denmark       VP                                 Equity, Corporate +
              (Vaerdipapircentralen)             Government Debt

Egypt         Misr Clearing & Sec. Dep.          Equity

Estonia       EVK                                Equity
              (Estonian Central Depository for
              Securities Ltd.)

Euromarket    Cedel & Euroclear                  Euro-Debt

Finland       CSR                                Equity + Government
              (Central Share Registry Finland)   Debt

              Helsinki Money Market Center       Money Market
              Ltd.

France        SICOVAM                            Equity + Corporate
              (Banque de France)                 Debt.


France        SATURNE                            Government Debt.
              (Banque de France)

Germany       DKV                                Equity, Corporate +
              (Deutscher Kassenverein)           Government Debt

Greece        Apothetirio Titlon A.E.            Equity

              Bank of Greece                     Government Debt

Hong Kong     CCASS                              Equity
              (Central Clearing and
              Settlement System)

              CMU                                Corporate +
              (Central Moneymarkets Unit)        Government Debt

Hungary       Keler Ltd.                         Equity + Government
                                                 Debt

Ireland       CREST                              Equity

              GSO                                Government Debt
              (Gilt Settlement Office)

Israel        TASE Clearing House                Equity, Corporate +
              (Tel Aviv Stock Exchange           Government Debt
              Clearing House)

Italy         Monte Titoli                       Equity + Corporate Debt

              Bank of Italy                      Government Debt

Japan         Bank of Japan                      Registered Government
                                                 Debt

Latvia        LCD                                Equity + Government
              (Latvian Central Depository)       Debt

Lebanon       Midclear                           Equity
              (Custodian and Clearing Center
              of Lebanon and the Middle East)

Luxembourg    Cedel                              Equity

Malaysia      MCD                                Equity
              (Malaysian Central Depository
              Snd Bhd)

Mauritius     CDS                                Equity
              (Central Depository System)

Mexico        Indeval                            Equity, Corporate +
              (Institucion para el Deposito      Government Debt.
              de Valores)

Morocco       Maroclear                          Equity + Corporate Debt

              Bank Al'Maghrib                    Government Debt

Netherlands   NECIGEF/KAS Associate NV           Equity, Corp. + Govt. D

              De Nederlandsche Bank N.V.         Money Market

Netherlands   NIEC                               Premium Bonds
              (Nederlands Interpforessioneel
              Effectencentrum B.V.)

New Zealand   Austraclear New Zealand            Equity, Corporate +
                                                 Government Debt

Norway        VPS                                Equity, Corporate +
              (Verdipapirsentralen)              Government Debt

Oman          NONE

Pakistan      CDC                                Equity
              (Central Depository Company of
              Pakistan Ltd.)

Peru          CAVALI                             Equity
              (Caja de Valores)

Philippines   PCD                                Equity
              (Philippine Central Depository)

Poland        NDS                                Equity, Long-Term
              (National Securities               Government Debt +
              Depository)                        Vouchers

              CRT                                Treasury-Bills
              (Central Registry of Treasury-
              Bills)

Portugal      Interbolsa                         Equity, Corporate +
                                                 Government Debt

Romania       SNCDD - RASDAQ                     Equity
              (National Company for Clearing,
              Settlement and Depository for
              Securities)

              Budapest Stock Exchange            Equity
              Registry

              National Bank of Romania           Treasury-Bills

Russia        MICEX                              GKO's
              (Moscow Interbank Currency         (Gosudarstvennye
              Exchange)                          Kratkosrochnye
                                                 Obyazatelstva [T-
                                                 Bills])

                                                 OFZ's
                                                 (Obligatsyi
                                                 Federalnogo Zaima
                                                 [Federal Loan Bonds])s

Singapore     CDP                                Equity + Corporate
              (Central Depository Pte. Ltd.)     Debt and Malaysian
                                                 equities traded on CLOB

              Monetary Authority of Singapore    Government Debt

Slovak        SCP                                Equity + Government
Republic      (Stredisko Cennych Papiru)         Debt

              National Bank of Slovakia          Treasury-Bills

So. Africa    CD                                 Corporate + Government
              (Central Depository)               Debt

So. Korea     KSD                                Equity, Corporate +
                                                 Government Debt

Spain         SCLV                               Equity + Corporate
              (Servicio de Compensacion y        Debt
              Liquidacion de Valores)

              CBEO                               Government Debt
              (Central Book Entry Office)

Sri Lanka     CDS                                Equity
              (Central Depository System
              (Private) Ltd.)

Sweden        VPC                                Equity, Corporate +
              (Vardepapperscentralen AB)         Government Debt

Switzerland   SEGA                               Equity, Corporate +
              (Schweizerische Effekten-Giro      Government Debt
              AG)

Taiwan        TSCD                               Equity + Government
              (Taiwan Securities Central         Debt
              Depository Co., Ltd.)

Thailand      TSDC                               Equity, Corporate +
              (Thailand Securities Depository    Government Debt
              Company Ltd.)

Tunisia       STICODEVAM                         Equity
              (Societe Tunisienne
              Interprofessionnelle pour la
              Compensation et le Depot des
              Valeurs Mobilieres)

              Ministry of Finance                Government Debt
                                                 tradable on the stock
                                                 exchange (BTNBs)

              Central Bank of Tunisia            Government Debt not
                                                 tradable on the stock
                                                 exchange (BTCs)

Turkey        Takas Bank                         Equity + Corporate
                                                 Debt

              Central Bank of Turkey             Government Debt

United        CREST                              Equity + Corp. Debt
Kingdom
              CMO                                Sterling CDs & CP
              (Central Moneymarket Office)

              CGO                                Gilts
              (Central Gilts Office)

United        DTC                                Equity + Corporate
States        (Depository Trust Company)         Debt

              PTC                                Mortgage Back Debt
              (Participants Trust Company)

              Fed Book-Entry                     Government Debt

Zambia        LuSE                               Equity + Government
              (LuSE Central Shares Depository    Debt
              Ltd.)


                           Appendix 1-B

                 Information Regarding Country Risk


     1. To aid Customer's board in its determinations regarding Country Risk, Bank shall furnish board annually and upon the initial placing of Assets into a country the following information (check items applicable):

     A    Opinions of local counsel concerning:

___       i.   Whether applicable foreign law would restrict
          the access afforded Customer's independent public accountants to books and records kept by an eligible foreign custodian located in that country.

___ ii. Whether applicable foreign law would restrict the Customer's ability to recover its assets in the event of the bankruptcy of an Eligible Foreign
          Custodian located in that country.

___ iii. Whether applicable foreign law would restrict the Customer's ability to recover assets that are lost while under the control of an Eligible
          Foreign Custodian located in the country.

     B.   Written information concerning:

___       i.   The likelihood of expropriation,
          nationalization, freezes, or confiscation of
          Customer's assets.

___ ii. Whether difficulties in converting Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable.]

     C.   A market report with respect to the following topics:

     (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) compulsory depositories (including depository evaluation).

     2.  To aid Customer's board in monitoring Country Risk,
Bank shall furnish board the following additional information:

     Market flashes, including with respect to changes in the information in market reports.